January 29, 2019




U. S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

	I hereby authorize Steven A. Thomas, Esquire,
Clinton R. Black, V, Esquire, Paul A. Snyder, Esquire and/or Stephen Demos, Esquire to sign and file a form 3 and form 4's and form 5's with the U.S. Securities and Exchange
Commission on my behalf. This authorization shall be in effect until December 31, 2019.

				Very truly yours,

				/s/ Benson E. Legg

				Benson E. Legg